                                                                    EXHIBIT 11.0
                                                                    FORM 10-Q
                                                                    PART II
                                                                    PAGE 16

                        Computation of Earnings Per Share
                      (In thousands, except per share data)

                                          Three Months Ended      Nine Months Ended
                                             December 31,           December 31,
                                             ------------           ------------

                                           1997        1996       1997         1996
                                           ----        ----       ----         ----

Basic

Average shares outstanding of
Common Stock                               5,752       5,913       5,683       6,001
                                          ======      ======     =======      ======

Net (loss) income                         $ (310)     $  457     $(2,785)     $1,396

Per share amount                          $ (.05)     $  .08     $  (.49)     $  .23
                                          ======      ======     =======      ======



                                           1997        1996       1997         1996
                                           ----        ----       ----         ----

Diluted

Average shares outstanding of
Common Stock                               5,752       5,913       5,683       6,001

Net effect of dilutive stock options-
based on the treasury stock method          --           137        --           183
                                          ------      ------     -------      ------
           Total                           5,752       6,050       5,683       6,184
                                          ======      ======     =======      ======

Net (loss) income                         $ (310)     $  457     $(2,785)     $1,396

Per share amount                          $ (.05)     $  .08     $  (.49)     $  .23
                                          ======      ======     =======      ======